WC-[    ]

NEITHER THIS WARRANT NOR THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 ( THE "ACT"), AND NEITHER THIS WARRANT NOR SUCH SHARES MAY BE SOLD, ENCUMBERED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH
ACT OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENT, AND, IF AN EXEMPTION SHALL BE APPLICABLE, THE REGISTERED HOLDER SHALL HAVE DELIVERED AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.


                SERIES C REDEEMABLE COMMON STOCK PURCHASE WARRANT
                                       OF
                            U.S. ENERGY SYSTEMS, INC.


This is to certify that, FOR VALUE RECEIVED, [ ] or permitted assigns, is entitled to purchase, subject to the provisions of this Series C Redeemable Common Stock Purchase Warrant (the "Warrant"), from U.S. ENERGY SYSTEMS, INC., a Delaware corporation (the "Company"), at an exercise price of Six Dollars ($6.00) per share, [ ] ( ) shares of Common Stock, par value $.01 per share, of the Company (the "Common Stock") at any time during the period (the "Exercise Period") commencing as of [the Effective Date], and ending at 5:00 p.m. New York City time, [five years after the Effective Date]. The number of shares of Common Stock to be received upon the exercise of this Warrant and the price to be paid for a share of Common Stock may be adjusted from time to time as hereinafter set forth. The shares of Common Stock deliverable upon such exercise, and as adjusted from time to time, are hereinafter sometimes referred to as "Warrant Shares," and the exercise price for the purchase of a share of Common Stock pursuant to this Warrant in effect at any time and as adjusted from time to time is hereby referred to as the "Exercise Price". This Warrant is one of the Series C Redeemable Common Stock Warrants issued pursuant to an Agreement and Plan of Merger dated as of November 28, 2000 by and among the Company, USE Zapco Aquisition Corporation and Zahren Alternative Power Corporation.

                  1. EXERCISE OF WARRANT. Except as otherwise provided herein, this Warrant may be exercised in whole at any time, or in part from time to time, during the Exercise Period by presentation and surrender hereof to the Company at its principal office, or at the office of its stock transfer agent, if any, with the Purchase Form annexed hereto as Exhibit A duly executed and by paying in full, in lawful money of the United States, in cash, certified check or bank draft payable to the order of the Company, the Exercise Price for each full share of Common Stock as to which the Warrant is exercised and any and all applicable taxes due in connection with the exercise of the Warrant, the exchange of the Warrant for the Common Stock, and the issuance of the Common Stock. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Registered Holder (as defined) hereof to purchase the balance of the shares purchasable hereunder. Upon receipt by the Company of this Warrant and the Exercise Price therefor at its office, or by the stock transfer agent of the Company at its office, in proper form for exercise, the Registered Holder shall, except as otherwise provided by Section 9(b) herein, be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise provided, that if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the Registered Holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open.

                  2. VALID ISSUANCE. All shares of Common Stock issued upon the proper exercise of this Warrant in conformity with the terms hereof shall be validly issued, fully paid and non-assessable.

                  3. RESERVATION OF COMMON STOCK; LISTING OF SHARES. The Company hereby agrees that: (a) at all times there shall be reserved for issuance and/or delivery upon exercise of this Warrant such number of shares of its Common Stock as shall be required for issuance and delivery upon exercise of this Warrant; and (b) in the event the shares of the Company's Common Stock are included on an Exchange (as defined), it shall cause the Warrant Shares to be so listed.

                  4.       FRACTIONAL SHARES.

                           (a) The  Company shall not  be  required to  issue
fractional shares upon exercise of this Warrant. If upon exercise of this Warrant the Company would be required to issue a fractional number of shares, the Company shall, in lieu thereof, pay to the Holder an amount in cash equal to such fraction multiplied by the current Market Price Per Share (as defined), as of the last business day prior to the date of exercise of this Warrant.

                           (b) As used herein, the term "Market Price Per Share"
on any date shall mean the closing price per share of the Common Stock for the trading day immediately preceding such date. The closing price for each such day shall be the last sale price or, in case no such sale takes place on such day, the average of the closing bid and asked prices, in either case on the principal securities exchange (including any automated system of quotation) (an "Exchange") on which the Common Stock is listed or admitted for trading, or, if not so listed on an Exchange, the average of the closing bid and asked prices as furnished by two members of the National Association of Securities Dealers, Inc. selected from time to time by the Company for that purpose. If such bid and asked prices are not available, then "Market Price Per Share" shall be the fair market value of the Company's Common Stock as determined in good faith by the Board of Directors of the Company.

                  5. EXCHANGE, TRANSFER, ASSIGNMENT OR LOSS OF WARRANT. This Warrant is exchangeable, without expense, at the option of the Registered Holder, upon presentation and surrender hereof to the Company or at the office of its stock transfer agent, if any, for other warrants of different denominations entitling the Registered Holder thereof to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder. Subject to the provisions of Section 9 of this Warrant, upon surrender of this Warrant to the Company or at the office of its stock transfer agent, if any, with the Assignment Form annexed hereto as Exhibit A duly executed and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be canceled. This Warrant may be divided or combined with other Warrants which carry the same rights upon presentation hereof at the office of the Company or at the office of its stock transfer agent, if any, together with a written notice specifying the names and denominations in which new Warrants are to be issued and signed by the Registered Holder hereof. The term "Warrant" as used herein includes any Warrants into which this Warrant may be divided or exchanged. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor and date.

                  6. RIGHTS OF THE HOLDER. The holder of this Warrant shall not, by virtue of this Warrant, be entitled to any rights of a stockholder in the Company, either at law or equity, and the rights of the holder are limited to those expressed in the Warrant and are not enforceable against the Company except to the extent set forth herein.

                  7. ANTIDILUTION ADJUSTMENT OF NUMBER OF WARRANT SHARES AND EXERCISE PRICE; OTHER RECLASSIFICATIONS, REORGANIZATIONS OR MERGERS.

                           (a)In case  the Company  shall (i) pay  a dividend or
make a  distribution  on its  shares of  Common Stock in shares of Common Stock,
(ii) split, subdivide or reclassify its outstanding Common Stock into a greater number of shares or (iii) combine or reclassify its outstanding Common Stock into a smaller number of shares, then the number of Warrant Shares issuable upon exercise of this Warrant, and the Exercise Price per share in effect at the time of the record date for such dividend or distribution or at the effective date of such split, subdivision, combination or reclassification, shall be proportionately adjusted so that if this Warrant is exercised after such date, the Registered Holder shall be entitled to receive for the same aggregate purchase price, the aggregate number and kind of shares which, if this Warrant had been exercised immediately prior to such time, such Registered Holder would have owned after giving effect to such dividend or distribution, split, subdivision, combination or reclassification. Such adjustments shall be made successively whenever any event listed in this Section 7 shall occur. All price calculations under this Section 7 shall be made to the nearest whole cent and share adjustments to the nearest share.

                           (b) If after  the  date hereof  any  capital
reorganization or reclassification of the Common Stock of the Company, or consolidation or merger of the Company with or into another corporation, or the sale of all or substantially all of its assets to another corporation or other similar event (collectively referred to as a "Transaction") shall be effected, then, as a condition of such Transaction, lawful and fair provision shall be made whereby the Registered Holder of this Warrant shall thereafter have the right thereafter by exercising this Warrant, to purchase (in lieu of purchasing the shares of Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of this Warrant), the kind and amount of shares of stock, securities, or assets receivable upon such Transaction by a holder of the number of shares of Common Stock which might have been purchased upon exercise of this Warrant immediately prior to such Transaction. In such event, appropriate provision shall be made with respect to the rights and interests of the Registered Holder of this Warrant to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Exercise Price and of the number of shares purchasable upon the exercise of this Warrant) shall thereafter be applicable, as nearly as may be, to any share of stock, securities, or assets thereafter deliverable upon the exercise hereof. The Company shall not effect any such Transaction unless prior to the consummation thereof the successor corporation (if other than the Company) resulting from such Transaction, or the corporation purchasing such assets, shall assume the obligations to deliver to the Registered Holder of this Warrant such shares of stock, securities, or assets which, in accordance with the foregoing provisions, such holder may be entitled to purchase.

                  8. NOTICES OF CHANGE IN WARRANT. Upon every adjustment of the Exercise Price or the number of shares issuable on exercise of this Warrant, the Company shall give written notice thereof to the Registered Holder of this Warrant, which notice shall state the Exercise Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of a Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Upon the occurrence of any event specified in Section 7, then, in any such event, the Company shall give written notice to the Registered Holder of this Warrant of the record date for such dividend, distribution, split, reclassification or recombination, or the effective date of Transaction. Such notice shall also specify the date as of which the holders of Common Stock of record shall participate in such dividend, distribution, split, reclassification or recombination, or shall be entitled to exchange their Common Stock for stock, securities, or other assets deliverable upon a Transaction. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such event.

                  9.       COMPLIANCE WITH THE SECURITIES ACT OF 1933.

                           (a)      This Warrant or  the Warrant Shares  or any
other security issued or issuable upon exercise of this Warrant may not be sold or otherwise disposed of except as follows:

                                    (i)     to a person who, in the opinion of
counsel reasonably acceptable the Company, is a person to whom this Warrant or Warrant Shares may legally be transferred without registration and without the delivery of a current prospectus under the Act with respect thereto, and against receipt of an agreement of such person to comply with the obligations of the holder of this Warrant which agreement shall be reasonably satisfactory in form and substance to the Company; or

                                    (ii)  to  any  person  upon  delivery  of  a
prospectus then meeting the requirements of the Act relating to such securities and the offering thereof for such sale or disposition.

                           (b) Notwithstanding anything to the contrary herein,
the Company shall not be obligated to deliver any securities issuable on exercise of this Warrant unless the issuance of such securities has been registered under the Act or, in the opinion of counsel to the Company, the issuance is exempt from the registration requirements of the Act and applicable state securities laws. This Warrant may not be exercised by, nor may any securities be issued to, any Registered Holder or any other person in any state in which such exercise would be unlawful.

                  10.      REDEMPTION

                           (a) After the first anniversary date of the Effective
Date, this Warrant may be redeemed, at the option of the Company, if all the other outstanding Series C Redeemable Common Stock Purchase Warrants are also contemporaneously redeemed, at any time, at the office of the Company or its stock transfer agent, upon the notice referred to in Section 10(b), at the price of $.001 per Warrant Share (the "Redemption Price"), provided that the average of the last reported sales prices of the Common Stock for a period of twenty (20) consecutive trading days ending on the third trading day prior to the date on which notice of redemption is given is at least one hundred twenty-five (125%) percent of the then effective Exercise Price of the Warrant.

                           (b) In the event the  Company  shall  elect to redeem
all of the outstanding Series C Redeemable Common Stock Purchase Warrants, the Company shall fix a date for the redemption. Notice of redemption shall be mailed by first class mail, postage prepaid, by the Company or the Company's agent at its direction not less that fifteen (15) business days prior to the date fixed for redemption to the Registered Holder of this Warrant to be redeemed at the Registered Holder's last address as it shall appear on the Warrant Register (as defined). Any notice mailed in the manner herein provided shall be conclusively presumed to have been duly give whether or not the Registered Holder of this Warrant shall have received such notice.

                           (c) This Warrant may be exercised in accordance  with
Section 1 hereof at any time after notice of redemption shall have been given by the Company pursuant to Section 10(b) and prior to the close of business on the date fixed for redemption. After the redemption date, the Registered Holder of this Warrant shall have no further rights except to receive, upon surrender of this Warrant, the Redemption Price.

                  11.      MISCELLANEOUS.

                           (a)      All communications provided for herein shall
be sent, except as may be otherwise specifically provided, by registered or certified mail: if to the Registered Holder of this Warrant, to the address shown on the books of the Company; and if to the Company, to U.S. Energy Systems , Inc., 515 N. Flagler Drive, Suite 702, West Palm Beach, Florida 33401,
Attention: President, or to such other address as the Company may advise the Registered Holder of this Warrant in writing. Notices shall be deemed given when mailed.

                           (b)      The provisions of this Warrant shall in all
respects be constructed according to, and the rights and liabilities of the parties hereto shall in all respects be governed by, the laws of the State of Delaware, without regard to such state's choice of law rules.

                           (c)      The Company shall maintain books ("Warrant
Register") for the registration of original issuance and the registration of transfer of the Warrants. Upon the initial issuance of the Warrants, the Company shall issue and register the Warrants in the names of the holders thereof.

                           (d)      Prior to due presentment for registration of
transfer of this Warrant, the Company may deem and treat the person in whose name this Warrant shall be registered upon the Warrant Register ("Registered Holder"), as the absolute owner of such Warrant and of each Warrant represented thereby (notwithstanding any notation of ownership or other writing on the Warrant certificate made by anyone other than the Company, for the purpose of any exercise thereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary).

Dated:  [Effective Date]


                                      U.S. ENERGY SYSTEMS, INC.


                                      By:__________________________
                                         Goran Mornhed, President

                                                                Exhibit A

                                  PURCHASE FORM

                                                            Dated_______ , 20__

         The undersigned hereby irrevocably elects to exercise the within Warrant to the extent of purchasing shares of Common Stock and hereby makes payment of _________ in payment of the actual exercise price thereof.

                     INSTRUCTIONS FOR REGISTRATION OF STOCK

Name___________________________________
         (Please typewrite or print in block letters)

Signature________________________________


                                 ASSIGNMENT FORM

                  FOR VALUE RECEIVED,
hereby sells, assigns and transfer unto

Name___________________________________
    (Please typewrite or print in block letters)

Address_________________________________

Social Security or Employer Identification No.__________ the right to purchase Common Stock represented by this Warrant to the extent of _____shares as to which such right is exercisable and does hereby irrevocably constitute and appoint ________________ Attorney, to transfer the same on the books of the Company with full power of substitution in the premises.

Dated:___________, 20__

Signature_____________

Signature Guaranteed


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